UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2018 (January 21, 2018)

Idera Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-31918	04-3072298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices,)	(Zip Code)

(617) 679-5500

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On January 21, 2018, Idera Pharmaceuticals, Inc., a Delaware corporation (“Idera”), BioCryst Pharmaceuticals, Inc., a Delaware corporation (“BioCryst”), Nautilus Holdco, Inc., a Delaware corporation and a direct, wholly owned subsidiary of BioCryst (“Holdco”), Island Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Holdco (“Merger Sub A”), and Boat Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Holdco (“Merger Sub B”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, (a) Merger Sub A shall be merged with and into Idera (the “Idera Merger”), with Idera surviving as a wholly owned subsidiary of Holdco, and (b) Merger Sub B shall be merged with and into BioCryst (the “BioCryst Merger”, and, together with the Idera Merger, the “Mergers”), with BioCryst surviving as a wholly owned subsidiary of Holdco.   Holdco will be renamed prior to the closing of the Mergers.

The board of directors of each of Idera and BioCryst has unanimously approved the Merger Agreement and the transactions contemplated thereby.

Merger Consideration

At the effective time of the Mergers (the “Effective Time”), (i) each share of common stock, par value $0.001 per share, of Idera (“Idera Common Stock”) issued and outstanding immediately prior to the Effective Time (other than the shares that are owned by Idera, BioCryst, Holdco, Merger Sub A or Merger Sub B or any wholly owned subsidiary of Idera, BioCryst, Holdco, Merger Sub A or Merger Sub B) will be converted into the right to receive 0.20 (the “Idera Exchange Ratio”) of a newly issued share of common stock (the “Holdco Common Stock”), par value $0.01 per share, of Holdco (the “Idera Common Stock Merger Consideration”) and (ii) each share of preferred stock, par value $0.01 per share, of Idera (“Idera Preferred Stock”) issued and outstanding immediately prior to the Effective Time (other than the shares that are owned by Idera, BioCryst, Holdco, Merger Sub A or Merger Sub B or any wholly owned subsidiary of Idera, BioCryst, Holdco, Merger Sub A or Merger Sub B) will be converted into the right to receive an amount of Holdco Common Stock based on their liquidation preference (together with the Idera Common Stock Merger Consideration, the “Idera Merger Consideration”). No fractional shares of Holdco Common Stock will be issued in the Mergers, and Idera stockholders will receive cash in lieu of fractional shares as part of the Idera Merger Consideration, as specified in the Merger Agreement.

At the Effective Time of the Mergers, (i) each share of common stock, par value $0.01 per share, of BioCryst (“BioCryst Common Stock”) issued and outstanding immediately prior to the Effective Time (other than the shares that are owned by Idera, BioCryst, Holdco, Merger Sub A or Merger Sub B or any wholly owned subsidiary of Idera, BioCryst, Holdco, Merger Sub A or Merger Sub B) will be converted into the right to receive 0.50 (the “BioCryst Exchange Ratio”) of a newly issued share of Holdco Common Stock (the “BioCryst Merger Consideration”). No fractional shares of Holdco Common Stock will be issued in the Mergers, and BioCryst stockholders will receive cash in lieu of fractional shares as part of the BioCryst Merger Consideration, as specified in the Merger Agreement.

The Idera Exchange Ratio and BioCryst Exchange Ratio will result in Idera common stockholders and BioCryst common stockholders owning approximately 48.4% and 51.6%, respectively, of the outstanding shares of Holdco Common Stock following the Effective Time.

Also at the Effective Time, outstanding options to purchase shares of Idera Common Stock (“Idera Options”) and outstanding warrants and pre-funded warrants to purchase shares of Idera Common Stock (“Idera Warrants”) will be assumed by Holdco and, if the Idera Options are held by individuals who are not a party to a Severance and Change of Control Agreement, such options shall accelerate and vest in full. All Idera Options will be converted into a stock option to purchase shares of Holdco Common Stock (“Holdco Option”) with the same terms and conditions (other than, in the case described above, vesting) as applied to the option immediately prior to the Effective Time; however, the Holdco Option will cover a number of shares of Holdco Common Stock equal to the product of the number of shares of Idera Common Stock subject to the Idera Option and the Idera Exchange Ratio and will have an exercise price per share equal to the amount obtained by dividing the per share exercise price of the Idera Option by the Idera Exchange Ratio. All Idera Warrants will be converted into a warrant to acquire Holdco Common Stock (“Holdco Warrant”) with the same terms and conditions as applied to the warrant immediately prior to the Effective Time; however, the Holdco Warrant will cover a number of shares of Holdco Common Stock equal to the product of the number of shares of Idera Common Stock subject to the Idera Warrant and the Idera Exchange Ratio and will have an exercise price per share equal to the amount obtained by dividing the per share exercise price of the Idera Option by the Idera Exchange Ratio.

Also at the Effective Time, outstanding options to purchase shares of BioCryst Common Stock (the “BioCryst Options”) will accelerate and vest in full and be assumed by Holdco and converted into Holdco Options with the same terms and conditions (other than vesting) as applied to the BioCryst Options immediately prior to the Effective Time; however, each such Holdco Option will cover a number of shares of Holdco Common Stock equal to the product of the number of shares of BioCryst Common Stock subject to the BioCryst Option and the BioCryst Exchange Ratio and will have an exercise price per share equal to the amount obtained by dividing the per share exercise price of the BioCryst Option by the BioCryst Exchange Ratio. All BioCryst restricted stock units covering BioCryst Common Stock (“BioCryst RSUs”) will accelerate and vest in full and be converted into restricted stock units covering Holdco Common Stock (“Holdco RSUs”) with the same terms and conditions (other than vesting) as applied to the BioCryst RSUs immediately prior to the Effective Time; however, the Holdco RSUs will cover a number of shares of Holdco Common Stock equal to the product of the number of shares of BioCryst Common Stock subject to the BioCryst RSU and the BioCryst Exchange Ratio.

Governance

Under the terms of the Merger Agreement, as of the Effective Time, the corporate headquarters of Holdco and its subsidiaries will be located in Exton, Pennsylvania and the primary research and development facility for Holdco and its subsidiaries will be located in Birmingham, Alabama.

The Merger Agreement provides that, upon the closing of the Mergers, the board of directors of Holdco (the “Holdco Board”) will be comprised of nine members, consisting of (i) four directors designated from the board of directors of Idera (the “Idera Board”), one of which will be Vincent J. Milano, Idera’s current chief executive officer, (ii) four directors designated from the board of directors of BioCryst (the “BioCryst Board”), one of which will be Jon P. Stonehouse, BioCryst’s current chief executive officer, and (iii) one director to be mutually agreed upon by Idera’s Board and BioCryst’s Board. Robert A. Ingram, the current Chairman of the BioCryst Board, will be chairman of the Holdco Board. Each director designee (other than the chief executive officer of Idera or BioCryst immediately prior to the Effective Time) must qualify as in “independent director”, as defined in NASDAQ Equity Rule 5605(a)(2). Additionally, at least one Idera designee shall be appointed to each committee of the Holdco Board.

The Merger Agreement provides that Vincent J. Milano, the current chief executive officer of Idera, will be Chief Executive Officer of Holdco.

Conditions to the Mergers

The consummation of the Mergers is subject to customary closing conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of all outstanding shares of Idera capital stock entitled to vote thereon, (ii) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of all outstanding shares of BioCryst Common Stock entitled to vote thereon, (iii) the absence of any adverse law or order promulgated, entered, enforced, enacted or issued by any governmental entity that prohibits, restrains or makes illegal the consummation of the Mergers, (iv) the shares of Holdco Common Stock to be issued in the Mergers being approved for listing on the NASDAQ Global Select Market, (v) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other material government approvals, (vi) the U.S. Securities and Exchange Commission (the “SEC”) having declared effective the Form S-4 Registration Statement of Holdco which will contain the joint proxy statement/prospectus of the parties in connection with the Mergers, (vii) subject to certain materiality exceptions, the accuracy of certain representations and warranties of each of Idera and BioCryst contained in the Merger Agreement and the compliance by each party with the covenants contained in the Merger Agreement, (viii) the receipt of certain opinions from legal counsel regarding the intended tax treatment of the Mergers and (ix) the absence of a material adverse effect with respect to each of Idera and BioCryst. The parties expect the Mergers will be completed in the second quarter of 2018.

Certain Other Terms of the Merger Agreement

Idera, BioCryst, Holdco, Merger Sub A and Merger Sub B each made certain representations, warranties and covenants in the Merger Agreement, including, among other things, covenants by Idera and BioCryst to conduct their businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Mergers, to refrain from taking certain actions specified in the Merger Agreement and to use reasonable best efforts to cause the conditions of the Mergers to be satisfied.

Neither Idera nor BioCryst is permitted to solicit, initiate or knowingly encourage or induce, or take any other action designed to facilitate, any competing transaction proposals from third parties or to engage in discussions or negotiations with third parties regarding any competing transaction proposals, subject to certain exceptions. Each party’s board of directors may change its recommendation to its stockholders in response to a superior proposal or an intervening event if the board of directors determines in good faith that the failure to take such action would constitute a breach of the directors’ fiduciary duties under applicable law.

The Merger Agreement provides for certain termination rights for both Idera and BioCryst. Upon termination of the Merger Agreement under certain specified circumstances, Idera or BioCryst may be required to pay the other party a termination fee of $25,000,000.00. In addition, if the Merger Agreement is terminated by Idera or BioCryst as a result of the other party’s failure to obtain stockholder approval, or is terminated by Idera or BioCryst due to the other party’s breach of its representations and covenants and such breach would result in the closing conditions not being satisfied, then the non-terminating party may be required to pay a fixed expense reimbursement amount of $6,000,000.00.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Idera or BioCryst or to modify or supplement any factual disclosures about Idera or BioCryst in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Idera and BioCryst made solely for the purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by Idera and BioCryst in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to Idera’s or BioCryst’s SEC filings. In addition, the representations and warranties were made for purposes of allocating risk among the parties to the Merger Agreement and should not be relied upon as establishing factual matters.

Voting Agreement

Simultaneously with the execution of the Merger Agreement, Idera entered into a Voting and Support Agreement (the “Voting and Support Agreement”) with 667, L.P. (“667”) and Baker Brothers Life Sciences, L.P. (“BBLS”), each of which is an affiliate of Baker Bros. Advisors, LP (“Baker Brothers”), and BioCryst entered into a voting and support agreement with 667, BBLS and 14159, L.P., an affiliate of Baker Brothers.

Baker Brothers is the beneficial owner of approximately 9% of the currently outstanding Idera Common Stock and approximately 14% of the currently outstanding BioCryst Common Stock. Pursuant to the Voting and Support Agreement, Baker Brothers has agreed, among other things, to vote its shares in favor of the adoption of the Merger Agreement.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Voting and Support Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Amendment to Registration Rights Agreement

Also in connection with the transactions contemplated by the Merger Agreement, Idera and Baker Brothers executed an amendment (the “Registration Rights Agreement Amendment”) to that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated as of February 9, 2015, by and among the Company, 667, BBLS and 14159. The Registration Rights Agreement Amendment provides for the continuation of the registration rights provided for pursuant to the Registration Rights Agreement in the event of a recapitalization, merger, consolidation, reorganization or other similar transaction (which will include the Idera Merger).

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 21, 2018, the Idera Board determined that it was in the best interests of Idera and its stockholders to amend the Amended and Restated By-Laws of Idera (the “Bylaws”) and by resolution authorized, approved and adopted an amendment to the Bylaws (the “Bylaws Amendment”). The Bylaws Amendment became effective immediately upon its adoption. The Bylaws Amendment provides that, unless Idera consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Idera, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of Idera to Idera or to Idera’s stockholders, (iii) any action arising pursuant to any provision of the law or Idera’s Certificate of Incorporation or the Bylaws (as either may be amended from time to time), (iv) any action to interpret, apply, enforce or determine the validity of Idera’s Certificate of Incorporation or the Bylaws or (v) any action asserting a claim against Idera governed by the internal affairs doctrine.

In addition, the Bylaws Amendment provides that the chairman of the Idera Board, or in the absence of the chairman of the Idera Board, the chief executive officer, the president, or, in the absence of all of them, a vice president, or, in the absence of all of them, a person designated by the Idera Board, shall act as chairman of each stockholders meeting.  The chairman of such meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, and other such rights as specified in the Bylaws Amendment.

The foregoing description of the Bylaws Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Bylaws Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed Mergers, Idera and BioCryst plan to file with the SEC and mail or otherwise provide to their respective stockholders a joint proxy statement/prospectus regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, IDERA’S AND BIOCRYST’S RESPECTIVE STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF IDERA AND BIOCRYST WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Idera and BioCryst, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov.  Idera and BioCryst make available free of charge at www.iderapharma.com and www.biocryst.com, respectively (in the “Investors” section), copies of materials they file with, or furnish to, the SEC.

Participants in the Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Idera, BioCryst and their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Idera and BioCryst in connection with the proposed Mergers. Security holders may obtain information regarding the names, affiliations and interests of Idera’s directors and officers in Idera’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 15, 2017, and its definitive proxy statement for the 2017 annual meeting of stockholders, which was filed with the SEC on April 28, 2017. Security holders may obtain information regarding the names, affiliations and interests of BioCryst’s directors and officers in BioCryst’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 27, 2017, and its definitive proxy statement for the 2017 annual meeting of stockholders, which was filed with the SEC on April 12, 2017. To the extent the holdings of Idera securities by Idera’s directors and executive officers or the holdings of BioCryst securities by BioCryst’s directors and executive officers have changed since the amounts set forth in Idera’s or BioCryst’s respective proxy statement for its 2017 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed Mergers will be included in the joint proxy statement/prospectus relating to the proposed Mergers when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Idera’s website at www.iderapharma.com and BioCryst’s website at www.biocryst.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities law.  Such statements are based upon current plans, estimates and expectations that are subject to various risks and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “target,” “contemplate,” “estimate,” “predict,” “potential” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected timing of the closing of the Mergers; the ability of the parties to complete the Mergers considering the various closing conditions; the expected benefits of the Mergers, such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from Idera’s and BioCryst’s plans, estimates or expectations could include, but are not limited to: (i) Idera or BioCryst may be unable to obtain stockholder approval as required for the Mergers; (ii) conditions to the closing of the Mergers may not be satisfied; (iii) the Mergers may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement of the Mergers on the ability of Idera or BioCryst to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Idera or BioCryst does business, or on Idera’s or BioCryst’s operating results and business generally; (v) Idera’s or BioCryst’s respective businesses may suffer as a result of uncertainty surrounding the Mergers and disruption of management’s attention due to the Mergers; (vi) the outcome of any legal proceedings related to the Mergers; (vii) Idera or BioCryst may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ix) risks that the Mergers disrupts current plans and operations and the potential difficulties in employee retention as a result of the Mergers; (x) the risk that Idera or BioCryst may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; (xi) risks that the anticipated benefits of the Mergers or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (xii) the impact of legislative, regulatory, competitive and technological changes; (xiii) risks relating to the value of the new holding company shares to be issued in the Mergers; (xiv) expectations for future clinical trials, the timing and potential outcomes of clinical studies and interactions with regulatory authorities; and (xv) other risks to the consummation of the Mergers, including the risk that the Mergers will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Idera and BioCryst are set forth in their respective filings with the SEC, including each of Idera’s and BioCryst’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. See in particular Item 1A of Idera’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 under the heading “Risk Factors” and Item 1A of BioCryst’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 under the heading “Risk Factors.” The risks and uncertainties described above and in Idera’s most recent Annual Report on Form 10-K and BioCryst’s most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning Idera and BioCryst and their respective businesses, including factors that potentially could materially affect their respective businesses, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Idera and BioCryst file from time to time with the SEC. The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Idera and BioCryst assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Merger, dated as January 21, 2018, by and among Idera Pharmaceuticals, Inc., BioCryst Pharmaceuticals, Inc., Nautilus Holdco, Inc., Island Merger Sub, Inc. and Boat Merger Sub, Inc.*

3.1	Amendment to Amended and Restated By-Laws of Idera Pharmaceuticals, Inc., dated January 21, 2018

10.1	Amendment to the Registration Rights Agreement, dated January 21, 2018, by and among Idera Pharmaceuticals, Inc., 667, L.P., Baker Brothers Life Sciences, L.P. and 14159, L.P.

99.1	Voting and Support Agreement, dated January 21, 2018, by and among Idera Pharmaceuticals, Inc., 667, L.P. and Baker Brothers Life Sciences, L.P.

*            The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.

	By:	/s/ Louis J. Arcudi, III
Date: January 22, 2018		Louis J. Arcudi, III
Senior Vice President of Operations,
Chief Financial Officer and Treasurer